                                                                   EXHIBIT 3(ii)
                                SALES AGREEMENT

Agreement dated as of _______, 199_ ("Agreement"), by and among SAFECO LIFE INSURANCE COMPANY, a Washington insurance company ("SAFECO Life"), SAFECO SECURITIES, INC., a Washington corporation ("SSI"), (together with SSI, "SAFECO"), and
______________________________________________________________________________,
a __________ corporation ("Broker-Dealer") and__________________________________
_______________________________________, a _____________ corporation ("Insurance
 Agency").

                                   RECITALS:

       A. SAFECO Life pursuant to distribution agreements with SSI (the "Distribution Agreements") has appointed SSI as the principal underwriter of the class or classes of group and individual variable life insurance and annuity contracts identified in Schedule 1 to this Agreement at the time that this Agreement is executed, and such other class or classes of variable insurance products that may be added to Schedule 1 from time to time in accordance with Section 2(f) of this Agreement (each, a "class of Contracts"; all such classes, the "Contracts"). For the purposes of this Agreement (including the schedules), a group life insurance or annuity "enrollment form" shall mean the same as the individual "application," "certificate" shall mean the same as "contract" and all other group insurance terms shall have the same meaning as their individual insurance contract counterpart. Each class of Contracts will be issued by SAFECO Life through one or more separate accounts of SAFECO Life ("Separate Accounts") and each class of Contracts will be funded by shares of certain registered investment companies (each, a "Fund"; together, the "Funds") and/or by a fixed account option(s). SAFECO Life has authorized SSI to enter into separate written agreements with broker-dealers pursuant to which such broker-dealers would be authorized to participate in the sale of the Contracts.

       B. Broker-Dealer is a broker-dealer and Insurance Agency is a life insurance agency. Insurance Agency is (__) an Affiliate of Broker-Dealer; Insurance Agency is (___) the same person as Broker-Dealer; or (___) Broker-Dealer controls Insurance Agency's securities-related activity by contract.

       C. The parties to this Agreement desire that Broker-Dealer and Insurance Agency be authorized to solicit applications for the sale of the Contracts subject to the terms and conditions set forth herein.

       NOW, THEREFORE,  the parties agree as follows:

1.  ADDITIONAL DEFINITIONS

(a) Registration Statement - With respect to each class of Contracts, the most recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto, including financial statements included therein and all exhibits thereto.




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(b)      Prospectus - With respect to each class of Contracts, the current prospectus for such class of Contracts.

(c)      1933 Act - The Securities Act of 1933, as amended.

(d)      1934 Act - The Securities Exchange Act of 1934, as amended.

(e)      1940 Act - The Investment Company Act of 1940, as amended.

(f)      Agent -   An individual associated with Broker-Dealer and Insurance
         Agency who (i) is registered with Broker-Dealer and who possesses the requisite NASD and state securities registrations to offer and sell the Contracts; (ii) possesses a variable product insurance agent license; and (iii) is appointed with SAFECO Life.

(g) Premium - A payment made under a Contract to purchase benefits under such Contract.

(h) Service Center - SAFECO Life Insurance Company, P.O. Box 34690, Seattle, WA 98124-1690 or such other address as may be designated from time to time by SAFECO Life and provided to Insurance Agency and Broker-Dealer.

(i)      SEC - The Securities and Exchange Commission.

(j)      NASD - The National Association of Securities Dealers, Inc.

(k) Affiliate - With respect to a person, any other person controlling, controlled by, or under common control with, such person.

(l) Broker-of-Record - Generally, the person designated in SAFECO Life records as the person, with respect to a Contract, who is entitled to receive compensation payable with respect to such Contract and who is able to contact directly the owner of such Contract. In the case of compensation payable with respect to a Premium, the Broker-of-Record shall be the party designated as such in the SAFECO Life records at the time such Premium is accepted by SAFECO Life. In the case of any payment of compensation payable with respect to Contract value, the Broker-of-Record shall be the party designated as such in SAFECO Life records in accordance with SAFECO Life's policies and procedures in effect at the time any such payment is payable.





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2.  AUTHORIZATION OF BROKER-DEALER AND INSURANCE AGENCY

(a) Pursuant to the authority granted to it in the Distribution Agreements, SSI hereby authorizes Broker-Dealer under the securities laws, and SAFECO Life hereby authorizes Insurance Agency under the insurance laws, each in a non-exclusive capacity, to sell the Contracts. Broker-Dealer and Insurance Agency accept such authorization.

(b) Broker-Dealer and Insurance Agency acknowledge that no territory is exclusively assigned hereunder, and SAFECO reserves the right in its sole discretion to establish or appoint one or more agencies in any jurisdiction in which Insurance Agency transacts business hereunder.

(c) Insurance Agency is vested under this Agreement with power and authority to select and recommend individuals associated with Insurance Agency for appointment as Agents of SAFECO Life, and only individuals so recommended by Insurance Agency shall become Agents, provided that SAFECO Life reserves the right in its sole discretion to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause.

(d) Neither Broker-Dealer nor Insurance Agency shall expend or contract for the expenditure of the funds of SSI or SAFECO Life. Broker-Dealer and Insurance Agency each shall pay all expenses incurred by each of them in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless SAFECO shall have agreed in advance in writing to share the cost of any such expenses. Initial and renewal state appointment fees for Insurance Agency and appointees of Insurance Agency as Agents of SAFECO Life will be paid by SAFECO Life or Insurance Agency in accordance with SAFECO Life's policies and procedures, which may be changed by SAFECO Life in its sole discretion at any time without notice. Neither Broker-Dealer nor Insurance Agency shall possess or exercise any authority on behalf of SAFECO Life other than that expressly conferred on Broker-Dealer or Insurance Agency by this Agreement. In particular, and without limiting the foregoing, neither Broker-Dealer nor Insurance Agency shall have any authority, nor shall either grant such authority to any Agent, on behalf of SAFECO Life: to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract provision; to extend the time of paying any Premiums; to endorse checks or money orders payable to SAFECO Life; or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to SAFECO Life).

(e) Broker-Dealer and Insurance Agency acknowledge that, to the extent permitted by law, SAFECO Life has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium.

(f) Schedule 1 to this Agreement may be amended upon notice by SAFECO Life in its sole discretion from time to time to include other classes of variable annuity contracts or variable life insurance contracts. The provisions of this Agreement shall be equally applicable to each such class of Contracts unless the context otherwise requires. Schedule 1 to this Agreement





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         may be amended by SAFECO at its sole discretion from time to time to delete classes of variable annuity contracts or variable life insurance contracts.

(g) SAFECO acknowledges that Broker-Dealer and Insurance Agency are each an independent contractor. Accordingly, Broker-Dealer and Insurance Agency are not obliged or expected to give full time and energies to the performance of their obligations hereunder, nor are Broker-Dealer and Insurance Agency obliged or expected to represent SSI or SAFECO Life exclusively. Nothing herein contained shall constitute Broker-Dealer, Insurance Agency, the Agents or any agents or representatives of Broker-Dealer or Insurance Agency as employees of SSI or SAFECO Life in connection with the solicitation of applications for the Contracts.

3.  LICENSING AND REGISTRATION OF BROKER-DEALER, INSURANCE AGENCY AND AGENTS

(a) Broker-Dealer represents that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member of the NASD.
         Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder, and be a member in good standing of the NASD.

(b) Insurance Agency represents that it is a licensed life insurance agent where required to solicit applications, except that if Insurance Agency cannot be qualified to be a licensed life insurance agent until appointed by an insurer, Insurance Agency represents that it is qualified to be a licensed insurance agent but for the appointment by an insurer. Insurance Agency must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Insurance Agency intends to perform its functions and fulfill its obligations hereunder.

(c) Broker-Dealer shall ensure that no individual shall offer or sell the Contracts on behalf of Broker-Dealer in any state or other jurisdiction in which the Contracts may lawfully be sold unless such individual is an associated person of Broker- Dealer (as that term is defined in section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker-Dealer qualified to sell the Contracts in such state or jurisdiction.

(d) Insurance Agency shall ensure that no individual shall offer or sell the Contracts on behalf of Insurance Agency in any state or other jurisdiction unless such individual is duly licensed and appointed as an agent of SAFECO Life, and appropriately licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction. Insurance Agency shall furnish SAFECO Life with proof of proper licensing of Agents or other proof, reasonably acceptable to SAFECO, of satisfaction by Agents of licensing requirements prior to SAFECO Life appointing any such individual as an Agent of SAFECO Life.





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(e)      If Insurance Agency is an Affiliate of Broker-Dealer or if
         Broker-Dealer controls Insurance Agency's securities-related activities by contract as reflected in Recital B to this Agreement, then by engaging in the distribution activities contemplated by the Agreement, Broker-Dealer and Insurance Agency represent and warrant either that:

         (i)     Broker-Dealer and Insurance Agency:

                 (A) have obtained a letter from the Staff of the SEC advising Broker-Dealer and Insurance Agency that the Staff will not recommend enforcement action if Insurance Agency is not registered as a broker-dealer with the Commission; and

                 (B) are complying and will continue to comply with the conditions set forth in such letter at all times while the Agreement is in effect; or

         (ii) Broker-Dealer and Insurance Agency are relying on certain no action letters issued by the SEC with respect to the securities-related activities of licensed insurance agencies involved in the distribution of variable insurance products and agree that during the term of the Agreement Broker-Dealer and Insurance Agency shall operate in compliance with applicable provisions of such no action letters and specifically agree that:

                 (A) (1) Broker-Dealer will control Insurance Agency's securities-related activities by contract; or (2) Insurance Agency is either wholly-owned by Broker-Dealer or an affiliated person of Broker-Dealer or is wholly-owned by one or more associated persons of Broker-Dealer;

                 (B) Insurance Agency and its personnel will be "associated persons" of Broker-Dealer within the meaning of Section 3(a)(18) of the 1934 Act;

                 (C) Insurance Agency will engage in the offer or sale of the Contracts only through persons who are registered persons of Broker-Dealer;

                 (D) Insurance Agency will not receive or handle customer funds or securities except through Agents who are registered persons of Broker-Dealer;

                 (E) Broker-Dealer will be responsible for the training, supervision and control of registered persons engaging in the offer or sale of the Contracts on behalf of Insurance Agency, as required under the 1934 Act, NASD rules and other applicable statutes or regulations, and will also be responsible for the supervision and control of any of its associated persons who are owners, directors or executive officers of Insurance Agency;





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                 (F)      Broker-Dealer will comply with all applicable
                          requirements of the 1934 Act and the NASD, including the requirement to maintain and preserve books and records under Section 17(a) of the 1934 Act and the rules thereunder; and

                 (G) Commissions and fees relating to the Contracts will be reflected in the quarterly FOCUS reports and the fee assessment reports filed by Broker-Dealer with the NASD.

         Broker-Dealer and Insurance Agency shall notify SAFECO immediately in writing if Broker-Dealer and/or Insurance Agency fail to comply with any of the applicable provisions set forth above.


4.  BROKER-DEALER AND INSURANCE AGENCY COMPLIANCE

(a) Insurance Agency shall train, supervise, and be solely responsible for the conduct of the Agents in their solicitation activities in connection with the Contracts, and shall supervise Agents' compliance with applicable rules and regulations of any insurance regulatory agencies that have jurisdiction over variable contracts activities, as well as the rules and procedures of SAFECO Life pertaining to the solicitation, sale and submission of applications for the Contracts, as provided in writing to Insurance Agency by SAFECO Life from time to time. Broker-Dealer shall be responsible for background investigations of the Agents to determine their qualifications, good character, and moral fitness to sell the Contracts.

(b) Broker-Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities with respect to the Contracts and shall supervise Agents' strict compliance with applicable federal and state securities law and NASD requirements in connection with such solicitation activities.

(c) Broker-Dealer and Insurance Agency hereby represent and warrant that they are duly in compliance with all applicable federal and state securities laws and regulations, including without limitation state insurance laws and regulations imposing insurance licensing requirements.

(d) Broker-Dealer and Insurance Agency each shall carry out their respective sales and administrative obligations under this Agreement in continued compliance with the rules and procedures of SAFECO Life as provided to them in writing from time to time, and with federal and state laws and regulations, including those governing securities and/or insurance related activities or transactions, as applicable.

(e) Broker-Dealer, Insurance Agency and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or jurisdiction in





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         which the Contracts may not be lawfully sold or offered for sale.  For purposes of determining where the Contracts may be offered and applications solicited, Broker-Dealer and Insurance Agency may rely on written notification, as revised from time to time, that they receive from SAFECO Life.

(f) In addition to any other provisions of this Agreement applicable to Agents, Broker-Dealer and Insurance Agency shall ensure that each Agent shall comply with a standard of conduct applicable to licensed insurance agents including, but not limited to, the following:

         (i) An Agent shall recommend the purchase of a Contract to an applicant only if he or she has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state insurance regulatory authority, the SEC and the NASD.

         (ii) An Agent shall accept initial Premiums in the form of a check or money order only if made payable to "SAFECO Life Insurance Company" and signed by the applicant for the Contract. An Agent shall not accept third-party checks or cash for Premiums.

         (iii) All checks and money orders and applications for the Contracts received by an Agent shall be remitted promptly, and in any event not later than 2 business days after receipt, to the Service Center.

         (iv) An Agent shall not encourage a prospective purchaser to surrender or exchange an insurance policy or contract in order to purchase a Contract, or conversely, to surrender or exchange a Contract in order to purchase another insurance policy or contract unless proper state required replacement procedures are adhered to.

(g) Upon issuance of a Contract, SAFECO Life shall, in accordance with its procedures with respect to each class of Contracts, either deliver such Contract directly to the purchaser or deliver such Contract to Insurance Agency or the Agent for delivery to the purchaser. Upon issuance of a Contract by SAFECO Life and delivery of such Contract to Insurance Agency or the Agent, Insurance Agency shall promptly deliver such Contract, or ensure prompt delivery by Agent of such Contract, to its purchaser. Insurance Agency or the Agent shall return promptly to SAFECO Life all receipts for delivered Contracts, all undelivered Contracts and all receipts for cancellation, in accordance with the instructions provided by SAFECO Life.

(h) In the event that Premiums are sent to Insurance Agency or Broker-Dealer, rather than to the Service Center, Insurance Agency and Broker-Dealer shall promptly (and in any event, not later than 2 business days) remit such Premiums to SAFECO Life at the Service Center. Insurance Agency and Broker-Dealer acknowledge that if any Premium is held at any time by either of them, such Premium shall be held on behalf of the customer, and Insurance Agency or Broker-Dealer shall segregate such Premium from their own funds and promptly (and in any





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         event, within 2 business days) remit such Premium to SAFECO Life.  All such Premiums, whether by check, money order or wire, shall at all times be the property of SAFECO Life.

(i) Neither Broker-Dealer, Insurance Agency nor any Agent, in connection with the offer or sale of the Contracts, shall give any information or make any representations or statements, written or oral, concerning the Contracts, a Fund or Fund Shares, other than information or representations which are in accordance with the Prospectuses, statements of additional information and Registration Statements for the Contracts, or a Fund, or in reports or proxy statements therefore, or in promotional, sales or advertising material or other information supplied and approved in writing by SAFECO.

(j) Neither Broker-Dealer, Insurance Agency nor any Agent shall use or implement any promotional, sales or advertising material relating to the Contracts without the prior written approval of SAFECO.

(k) Broker-Dealer and Insurance Agency shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents.

(l) Insurance Agency represents that it maintains and shall maintain such books and records concerning the activities of the Agents as may be required by the appropriate insurance regulatory agencies that have jurisdiction and that may be reasonably required by SAFECO to adequately reflect the Contracts business processed through Insurance Agency. Insurance Agency shall make such books and records available to SAFECO at any reasonable time upon written request by SAFECO.

(m) Broker-Dealer represents that it maintains and shall maintain appropriate books and records concerning the activities of the Agents as are required by the SEC, the NASD and other agencies having jurisdiction and that may be reasonably required by SAFECO to reflect adequately the Contracts business processed through Insurance Agency. Broker-Dealer shall make such books and records available to SAFECO at any reasonable time upon written request by SAFECO.

(n) Each party shall promptly furnish to any other party, or its authorized agent any reports and information that the requesting party may reasonably request for the purpose of meeting such party's reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal and state securities laws, rules and regulations, and the rules of the NASD.

5.  SALES MATERIALS

(a) During the term of this Agreement, SAFECO will provide Broker-Dealer, Insurance Agency, and Agents without charge, with as many copies of current Prospectuses, current Fund prospectus(es), and applications for the Contracts, as Broker-Dealer, Insurance Agency or





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

         Agents may reasonably request. Upon termination of this Agreement, Broker-Dealer and Insurance Agency will promptly return to SAFECO any Prospectuses, applications, Fund prospectuses, and other materials and supplies furnished by SSI or SAFECO Life to Broker-Dealer or Insurance Agency or to the Agents.

(b) During the term of this Agreement, SSI will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker-Dealer and Insurance Agency. SSI will file such materials or will cause such materials to be filed with the SEC, the NASD, and/or with any state securities regulatory authorities, as appropriate.

6.  COMMISSIONS AND EXPENSES

(a) During the term of this Agreement, SAFECO Life, on behalf of SSI shall pay to Insurance Agency as compensation for Contracts for which it is the Broker-of-Record, the commissions and fees set forth in Schedules 2 and/or 3 to this Agreement, as such Schedule may be amended or modified at any time, in any manner by SAFECO, and subject to other provisions of this Agreement. Any amendment to Schedules 2 and/or 3 will be applicable to any Contract for which an application or premium is received by the Service Center on or after the effective date of such amendment or which is in effect after the effective date of such amendment. Compensation with respect to any Contract shall be paid to Insurance Agency only for so long as Insurance Agency is the Broker-of-Record for such Contract. When the balance due to Insurance Agency is less than a reasonable minimum established by SAFECO, payments to Insurance Agency may be paid only when such minimum is reached.

(b) Broker-Dealer and Insurance Agency recognize that all compensation payable to Insurance Agency hereunder will be disbursed by SAFECO after Premiums are received and accepted by SAFECO Life and that no compensation of any kind other than that described in this Agreement is payable to Insurance Agency.

(c) Chargebacks: The commissions payable pursuant to Schedules 2 and/or 3 may be adjusted, and any commission already paid, returned to SAFECO by Insurance Agency on request as provided therein. If repayment and/or payment under any of the provisions of Schedules 2 and/or 3 is not promptly made following receipt of a notice of request for repayment, Insurance Agency authorizes SAFECO, at its sole option and to the extent permitted by applicable law, to deduct any such unrepaid compensation or unpaid payment from any future compensation owed by SAFECO or any affiliate of SAFECO to Insurance Agency as it becomes due; provided, however, that this option on the part of SAFECO shall not prevent it from pursuing any other means or remedies available to it to recover such compensation and/or payment.

(d) Broker-Dealer or Insurance Agency shall immediately remit to SAFECO Life any premium retained in error by Broker-Dealer or Insurance Agency.





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7.  INTEREST IN AGREEMENT.  Agents shall have no interest in this Agreement or right to any commissions to be paid by SAFECO to Insurance Agency. Insurance Agency shall be solely responsible for the payment of any commission or consideration of any kind to Agents. Insurance Agency shall have no right to withhold or deduct any commission from any Premiums in respect of the Contracts which it may collect. Insurance Agency shall have no interest in any compensation paid by SAFECO Life to SSI, now or hereafter, in connection with the sale of any Contracts hereunder.

8.  TERM OF AGREEMENT

(a) This Agreement relates solely to the classes of Contracts identified in Schedule 1 to this Agreement.

(b)      This Agreement:

         (i) may be terminated by any party hereto by giving thirty (30) days' prior written notice to the other parties; or

         (ii) shall automatically terminate upon termination of one or more of the Distribution Agreements referenced in Recital A of this Agreement; or

         (iii) if Broker-Dealer or Insurance Agency, on the one side, or SSI or SAFECO Life, on the other side, should default in a material respect, in their respective obligations under this Agreement, or breach in a material respect, any of their respective representations or warranties made in this Agreement, any non-defaulting or non-breaching party may, at their option, cancel and terminate this Agreement without notice.



(c) Upon termination of this Agreement, all authorizations, rights, and obligations hereunder shall cease except:

         (i) the obligation to settle accounts hereunder, including the payment of compensation with respect to Contracts in effect at the time of termination or issued pursuant to applications received by SAFECO Life prior to termination or Premiums received on such Contracts subsequent to termination of this Agreement provided, however, that if this Agreement is terminated by SAFECO Life or SSI pursuant to Section 8(b)(iii), SAFECO's obligations under this subparagraph (i) shall cease upon such termination;

         (ii)    the provisions with respect to indemnification set forth in
                 Section 13 hereof;

         (iii) the provisions of Sections 4(l) and 4(m) hereof that require Insurance Agency and Broker-Dealer to maintain certain books and records;





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         (iv)    the confidentiality provisions contained in Section 11 hereof;

         (v)     the audit provisions contained in Section 21; and

         (vi) the provisions with respect to complaints and investigations set forth in Section 9 hereof.

9.  COMPLAINTS AND INVESTIGATIONS

(a) SSI, SAFECO Life, Broker-Dealer and Insurance Agency each shall cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, SSI, SAFECO Life, Broker-Dealer and Insurance Agency shall cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to SSI, Broker-Dealer, their Affiliates and their agents, to the extent that such investigation or proceeding is in connection with the Contracts marketed under this Agreement. Without limiting the foregoing, each party shall promptly notify the other parties of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by such party with respect to any other party, any Agent, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract.

(b) In the case of a customer complaint, SSI, SAFECO Life, Broker-Dealer and Insurance Agency will cooperate in investigating such complaint and any response by Broker-Dealer or Insurance Agency to such complaint will be sent to SAFECO for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

10. ASSIGNMENT. This Agreement shall be nonassignable by the parties hereto unless an authorized officer of the non-assigning parties agrees to the proposed assignment in writing prior to its effective date.

11. CONFIDENTIALITY. Each party shall maintain the confidentiality of any other party's customer list or any other proprietary information that it may acquire in the performance of this Agreement.

12.  MODIFICATION OF AGREEMENT.    This Agreement supersedes all prior
agreements, either oral or written, between the parties relating to the Contracts or among Broker-Dealer and/or Insurance Agency, SAFECO Life and PNMR Securities, Inc., and, except for any amendment of Schedule 1 pursuant to the terms of Section 2 hereof or Schedules 2 and/or 3 pursuant to the terms of
Section 6 hereof, may not be modified in any way unless by written agreement signed by all of the parties.

13.  INDEMNIFICATION





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

(a) Broker-Dealer and Insurance Agency, jointly and severally, shall indemnify and hold harmless SAFECO and each person who controls or is associated with SAFECO within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

         (i) violation(s) by Broker-Dealer, Insurance Agency, or an Agent of federal or state securities law or regulation(s), insurance law or regulation(s), or any rule or requirement of the NASD;

         (ii) any unauthorized use of sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker-Dealer, Insurance Agency or an Agent;

         (iii) claims by the Agents or other agents or representatives of Insurance Agency or Broker-Dealer for commissions or other compensation or remuneration of any type;

         (iv) any action or inaction by a clearing broker through whom Broker-Dealer or Insurance Agency processes any transaction pursuant to this Agreement;

         (v) any failure on the part of Broker-Dealer, Insurance Agency, or an Agent to submit Premiums or applications to SAFECO Life, or to submit the correct amount of a Premium, on a timely basis and in accordance with Section 4 of this Agreement; or

         (vi) a breach by Broker-Dealer or Insurance Agency of any provision of this Agreement.

         This indemnification will be in addition to any liability which Broker-Dealer and Insurance Agency may otherwise have.

         (b) SAFECO shall indemnify and hold harmless Broker-Dealer and Insurance Agency and each person who controls or is associated with Broker-Dealer or Insurance Agency within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

                 (i) any breach by SSI or SAFECO Life of any provision of this Agreement;

                 (ii) any untrue statement of a material fact contained in the Registration Statement or Prospectus relating to any Contract;

                 (iii) the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (iv) violation(s) by SAFECO of federal or state securities law or regulation(s), insurance law or regulation(s), or any rule or requirement of the NASD; or

                 (v) any breach of a fiduciary duty owed by SAFECO Life to a contractholder with respect to a Contract.

         This indemnification will be in addition to any liability which SAFECO may otherwise have.

         (c) After receipt by a party entitled to indemnification ("indemnified party") under this Section 13 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 13 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Section 13, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

14. RIGHTS, REMEDIES, ETC., ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

15. NOTICES. All notices hereunder are to be made in writing and shall be given:

         if to SSI, to:           SAFECO Securities, Inc.
                                  Attention:  David F. Hill, President
                                  SAFECO Plaza
                                  Seattle, WA  98185


         if to SAFECO Life Insurance Company, to:

                 SAFECO Life Insurance Company
                 Attention:  Richard E. Zunker, President
                 15411 N.E. 51st Street
                 Redmond, WA  98052

         if to Broker-Dealer, to:

                 -----------------------------------
                 -----------------------------------
                 -----------------------------------
                 -----------------------------------

         if to Insurance Agency, to:

                 -----------------------------------
                 -----------------------------------
                 -----------------------------------
                 -----------------------------------

         or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, and shall be effective upon delivery.

16. INTERPRETATION, JURISDICTION, ETC. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter hereof. No prior writings by or between the parties hereto with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Washington without giving effect to principles of conflict of laws.

17. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in a forum selected by SAFECO in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

18. HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

20. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

21. AUDIT OF RECORDS. To the extent not otherwise provided herein, each party hereto (the "Requesting Party") shall have the right at its expense, upon reasonable notice to any other party hereto (the "Other Party"), during regular business hours, to audit all the records and practices of the Other Party relating to the business contemplated hereunder in order to determine whether such Other Party is complying with the terms of this Agreement, including the payment of commissions and fees. The Requesting Party shall have the right to copy any of such records at its expense. At its option, such audit may be conducted by the Requesting Party's own personnel or by a qualified independent auditor selected by it. The Requesting Party shall make reasonable efforts to conduct each such audit in a manner that avoids any material disruption of the Other Party's business.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SAFECO SECURITIES, INC.                     BROKER-DEALER

By:                                         By:
   -------------------------------             ---------------------------------

Name:                                       Name:
      ----------------------------                ------------------------------

Title:                                      Title:
      ----------------------------                  ----------------------------

SAFECO LIFE INSURANCE COMPANY               INSURANCE AGENCY


By:                                         By:
   -------------------------------             ---------------------------------

Name:                                       Name:
     -----------------------------               -------------------------------

Title:                                      Title:
      ----------------------------                ------------------------------

                                   SCHEDULE 1
                          EFFECTIVE SEPTEMBER 1, 1995


CONTRACTS SUBJECT TO THIS AGREEMENT


Variable Annuity Contracts  (Schedule 2)

         MainSail

         Resource B

         Spinnaker Q

         Spinnaker NQ Flex

         Spinnaker Plus

         Spinnaker Group


Variable Universal Life Contracts  (Schedule 3)

         Accumulation Life

                                  SCHEDULE 2-A

                         VARIABLE ANNUITY COMPENSATION
                 SAFECO Life Insurance Company ("SAFECO Life")
                         Retirement Services Department

TERMS

1.       VARIABLE ANNUITY PRODUCTS

         Spinnaker Q, Spinnaker Group, Spinnaker NQ Flex and Spinnaker Plus shall be referred to herein as the Spinnaker Series. The MainSail Variable Annuity shall be referred to herein as MainSail. The Resource Variable Account B annuity shall be referred to herein as Resource B. For the purposes of this Schedule, the term "deposit" shall mean a payment under a Contract to purchase benefits under such Contract.

2.       BASE COMMISSIONS

         Commissions for deposits shall be limited to those specified by the most current Schedule 2-A in effect at the time the business is approved by the Pension Department. The right to receive the commissions set forth in this Schedule is conditioned upon satisfactory service by Insurance Agent and Agents to Contract owners.

3.       CHANGE OF SERVICING AGENT

         Requests for a change of servicing Agent may be granted if it appears to be in the best interests of the Contract owner and SAFECO Life. A change of servicing Agent may result in transfer of the rights to base commissions to the broker/dealer and/or insurance agent of the new servicing Agent. Contracts for which an Agent cannot be located, within a reasonable amount of time, will be converted to SAFECO Life accounts.

4.       TERMINATION OF SALES AGREEMENT

         If the Sales Agreement is terminated, SAFECO shall continue to pay base commissions on additional deposits to existing Contracts for which Agent is Broker-of-Record subject to all terms and conditions of the most current Schedule 2-A in effect, regardless of whether such schedule was part of the Sales Agreement at the time of termination.

5.       AVAILABILITY OF PRODUCTS

         New sales to individuals over attained age 75 are not allowed for the Spinnaker Series and Resource B. New sales to individuals over attained age 80 are not allowed for MainSail.

6.       SINGLE SUM DEPOSITS

         Single Sum Deposits shall mean deposits which are not ongoing in nature.

7.       CONTINUING DEPOSITS

         Continuing Deposits shall mean ongoing deposits expected to be made each contract year. Increases in continuing deposits are determined by comparing continuing deposits with the highest prior continuing deposits received for a contract year.

         Renewals of continuing deposits are those received after the first contract year, excluding any increases.

8.       ATTAINED AGES

         Attained Ages are determined as of the date deposits are received by SAFECO Life. For products with joint owners, attained age shall be determined using the birth date of the older owner.

9.       CONTINGENT DEFERRED SALES CHARGE PERIOD (CDSCP)

         CDSCP is the time during which Contingent Deferred Sales Charges apply as described in the prospectus for the variable annuity.

SCHEDULE OF BASE COMMISSIONS

Subject to the applicable conditions specified below, base commissions as a percent of new deposits will be paid as follows:

RESOURCE B                                                                                             % OF DEPOSITS
     First Year Continuing Deposits and Increases for individuals of attained age:
         59 1/2 and under...........................................................................       7.00%
         over 59 1/2 ...............................................................................       3.00%

     Renewal of Continuing Deposits ................................................................       3.00%

     Single Sum Deposits for individuals of attained age:

        70 and under................................................................................       4.00%
        71 through 75...............................................................................       2.00%

FOR MAINSAIL AND THE SPINNAKER SERIES A CHOICE OF COMMISSION IS ALLOWED ON EACH SALE. THE INSURANCE AGENT MAY SELECT FROM THE FOLLOWING OPTIONS. OPTION A IS THE DEFAULT UNLESS OTHERWISE REQUESTED. FOR EACH CONTRACT, ONCE AN OPTION IS CHOSEN, IT MAY NOT BE CHANGED.

OPTION A : DEPOSIT- BASED  WITH NO TRAIL


MAINSAIL                                                                                               % OF DEPOSITS
      Continuing and Single Sum Deposits for individuals
        Of attained age 75 and under, received:
          In the first contract year ...............................................................       5.00%
          After the first contract year.............................................................       3.50%
        Of attained age 76 through 80, received:
          In the first contract year................................................................       2.50%
          After the first contract year.............................................................       1.75%

SPINNAKER Q AND SPINNAKER GROUP

      First Year Continuing Deposits and Increases..................................................       5.00%

      Renewal of Continuing Deposits ...............................................................       4.00%

      Single Sum Deposits for individuals of attained age:

        71 and under................................................................................       5.00%
        72 through 75...............................................................................       2.50%
SPINNAKER NQ FLEX                                                                                      % OF DEPOSITS

SPINNAKER NQ FLEX                                                                                      % OF DEPOSITS
      Continuing and Single Sum Deposits for individuals
        Of attained age 71 and under, received:
          In the first contract year ...............................................................       5.00%
          After the first contract year.............................................................       4.00%
        Of attained age 72 through 75, received:
          In the first contract year................................................................       2.50%
          After the first contract year.............................................................       2.00%

SPINNAKER PLUS

      Single Sum Deposits for individuals of attained age:
        71 and under................................................................................       3.80%
        72 through 75...............................................................................       1.30%

All eligible subsequent deposits to Spinnaker Plus must be made within six (6) months from the Contract Date.

OPTION B : DEPOSIT- BASED WITH 25 BP TRAIL


TRAIL COMMISSIONS BASED ON CONTRACT VALUES:
Under Option B, a trail commission will be paid based on the full Contract value. An annual rate of 25 BASIS POINTS (0.25%) will be paid in monthly installments, beginning with the 13th month of the Contract.

                           DEPOSIT-BASED COMMISSIONS

MAINSAIL                                                                                               %  OF  DEPOSITS
      Continuing and Single Sum Deposits for individuals
        Of attained age 75 and under, received:
          In the first contract year................................................................       3.75%
          After the first contract year:............................................................       2.50%
        Of attained age 76 through 80, received :
          In the first contract year................................................................       1.875%
          After the first contract year.............................................................       1.25%

SPINNAKER Q AND SPINNAKER GROUP

      First Year Continuing Deposits and Increases:.................................................       5.00%

      Renewal of Continuing Deposits:...............................................................       1.60%

      Single Sum Deposits for individuals of attained age:

        71 and under................................................................................       4.25%
        72 through 75...............................................................................       2.10%



SPINNAKER NQ FLEX                                                                                      %  OF  DEPOSITS
      Continuing and Single Sum Deposits for individuals
        Of attained age 71 and under, received:

SPINNAKER NQ FLEX                                                                                      %  OF  DEPOSITS
          In the first contract year ...............................................................       4.25%
          After the first contract year.............................................................       3.20%
        Of attained age 72 through 75, received:
          In the first contract year................................................................       2.10%
          After the first contract year.............................................................       1.60%

SPINNAKER PLUS

      Single Sum Deposits for individuals of attained age:
        71 and under................................................................................       3.05%
        72 through 75...............................................................................       0.90%

All eligible subsequent deposits to Spinnaker Plus must be made within six
(6) months from the ..............................................Contract Date.

OPTION C: DEPOSIT- BASED WITH LARGER TRAIL

TRAIL COMMISSIONS BASED ON CONTRACT VALUES:
Under Option C, a trail commission will be paid on the full Contract value. For the Spinnaker Series, an annual rate of 40 BASIS POINTS (0.40%) will be paid. For MainSail, an annual rate of 70 BASIS POINTS (0.70%) will be paid. All trail commissions are paid in monthly installments, beginning with the 13th month of the Contract.

                           DEPOSIT-BASED COMMISSIONS

MAINSAIL                                                                                               %  OF DEPOSITS
      Continuing and Single Sum Deposits for individuals
        Of attained age 75 and under, received:
          In the first contract year ...............................................................       1.00%
          After the  first contract year............................................................       0.00%
        Of attained age 76 through 80, received:
          In the first contract year................................................................       0.50%
          After the first contract year.............................................................       0.00%

SPINNAKER Q AND SPINNAKER GROUP

        First Year Continuing Deposits and Increases: ..............................................       5.00%

        Renewal of Continuing Deposits:.............................................................       0.00%

        Single Sum Deposits for individuals of attained age:
        71 and under................................................................................       2.75%
        72 through 75...............................................................................       1.10%



SPINNAKER NQ FLEX                                                                                      %  OF DEPOSITS
        Continuing and Single Sum Deposits for individuals
        Of attained age 71 and under, received:
         In the first contract year ...............................................................        2.75%


SPINNAKER NQ FLEX                                                                                      %  OF DEPOSITS
          After the  first contract year...........................................................        2.50%
         Of attained age 72 through 75, received:
          In the first contract year...............................................................        1.10%
          After the first contract year............................................................        1.00%

SPINNAKER PLUS

        Single Sum Deposits for individuals of attained age:
        71 and under...............................................................................        1.55%
        72 through 75..............................................................................        0.25%

All eligible subsequent deposits to Spinnaker Plus must be made within six (6) months from the Contract Date.

CONDITIONS

A.    RECALL OF BASE COMMISSIONS

      Insurance Agent will repay SAFECO base commissions, not to exceed amounts paid to Insurance Agent, under the following conditions:

      1.  Withdrawals during the first Contract year (all products)

          If withdrawals in excess of 10% of the contract value are made during the first 12 months from any variable annuity products, Insurance Agent will repay SAFECO base commission on the amount withdrawn, less applicable distribution charges.

      2.  Withdrawals during the second certificate year

          If withdrawals in excess of 10% of the certificate value are made during the second 12 months, Insurance Agent will repay SAFECO an amount equal to the renewal rate for base commission on the amount withdrawn. This provision will apply only to withdrawals attributed to Resource B first year Continuing Deposits and Increases for individuals under attained age 59 1/2 at certificate issue date.

      3.  Withdrawals after the expiration of CDSCP

          If withdrawals in excess of 10% of the Contract value are made after the expiration of CDSCP, Insurance Agent will repay SAFECO the following base commissions generated in the current and prior two contract years on the amount withdrawn:

          (i) Resource B, Spinnaker Q and Spinnaker Group first-year base commissions due to Increases in Continuing Deposits which are in excess of commissions which would been payable at the renewal commission rate;

          (ii) Resource B, Spinnaker Q and Spinnaker Group Single Sum base commissions; and

          (iii) MainSail and Spinnaker NQ Flex base commissions on Continuing and Single Sum deposits. If transfers are made between QPA Series III and Resource B, or between QPA Series V and Spinnaker Q in the current and prior two contract years, then the two products will be considered together for purposes of recall provision A. 3.

          For purposes of tracking deposits for which recalls are processed under Provisions A.1., 2. and 3., first-year Continuing Deposits and Increases are considered first, followed by Single Sum Deposits, and finally commissionable transfers.

          Provisions A.1., 2., and 3 will not apply to:

          -    Annuity payments;
          - Non-commissionable transfers between SAFECO Life Company products;
          -    Death benefit payments;
          - Systematic withdrawals made according to IRC Section 72(t), 72(q) or 401(a)(9);
          - Systematic withdrawals from nonqualified plans which are calculated in the same manner as IRC Section 401(a)(9); or
          -    Payments for long term care.

      4.  Nonrecurring Resource B Deposits in the Second Certificate Year

          Compensation for First-Year Continuing Deposits is based on the certificateholder depositing in the second certificate year at least 50% of the First-Year Continuing Deposits. If that does not occur, Insurance Agent will reimburse SAFECO compensation at the Single Sum rate on the difference between the first and second year Continuing Deposits. If annual deposits to existing SAFECO Life pension annuity products cease with subsequent deposits going to Resource B, base commissions will be paid at the renewal rate only. If a certificateholder has both QPA III and Resource B products, deposits will be combined for application of this Provision A.4.

      5. Nonrecurring Spinnaker Q and Spinnaker Group Deposits under Trail Commissions Options B and C, in the Second Contract Year.

          Base commissions for First-Year Continuing Deposits are based on the Contractowners depositing in the second Contract year at least 50% of the First-Year Continuing Deposits. If that does not occur, Insurance Agent will reimburse SAFECO base commissions at a rate of 2.75% on the difference between the first and second year Continuing Deposits.

B.    NON-COMMISSIONABLE TRANSACTIONS & EXCEPTIONS

      No commissions will be paid on any deposit resulting from the withdrawal, re-deposit and/or transfer of funds from one SAFECO Life Company product to another or between variable annuity sub-accounts except for:

      1.  Proceeds from any matured GIC or GRA; or

      2. Transfers including 10% penalty-free amounts and amounts after paying any distribution charges from Resource B to QPA Series V, V Plus or VI, where the sucessor contract is not backdated.

      No other transactions between SAFECO Life Company products other than those listed herein will generate any base commissions.

                                  SCHEDULE 2-B

                       VARIABLE ANNUITY EXPENSE ALLOWANCE

TERMS

1.       PAYMENT OF EXPENSE ALLOWANCE

         For each calendar year, the expense allowance will be calculated and accumulated based on the schedule set forth herein. Accumulated expense allowance will be paid on the commission statement following the date Minimum Production Requirements (MPR) are met during the calendar year. Expense allowance for deposits during the remainder of the calendar year will be paid to the Insurance Agent as deposits are received and applied by SAFECO Life.

         Expense allowance for commissionable deposits shall be limited to those specified by the most current Schedule 2-B in effect at the time the business is approved by the Pension Department.

2.       PRODUCTION REQUIREMENTS

         The expense allowance will be paid when the Insurance Agent meets the MPR as announced by SAFECO Life. Selected MPR restrictions may apply for the first three years. MPR will be measured on a calendar year basis and pro-rated for partial years, based on the number of remaining months in the year, for agent appointments made during the current calendar year.

3.       ATTAINED AGE

         Attained ages are determined as of the date deposits are received by SAFECO Life. For products with joint owners, attained age shall be determined by using the birthdate of the older owner.

Expense allowance will be CALCULATED AS A PERCENTAGE OF COMMISSIONABLE DEPOSITS according to the schedule specified below.

SCHEDULE

RESOURCE VARIABLE ACCOUNT  B                                                                           % OF DEPOSITS
     First year Continuing Deposits and Increases for individuals of attained age:
         59 1/2 and under..........................................................................        1.40%
         over 59 1/2 ..............................................................................          60%

     Renewal of Continuing Deposits ...............................................................        0.60%

     Single Sum Deposits for individuals of attained age:
         70 and under..............................................................................        0.80%
         71 through 75.............................................................................        0.40%

FOR THE MAINSAIL AND SPINNAKER SERIES, A CHOICE OF BASE COMMISSION IS ALLOWED ON EACH SALE. THE INSURANCE AGENT MAY SELECT FROM THE OPTIONS DETAILED IN SCHEDULE 2-A. OPTION A IS THE DEFAULT UNLESS OTHERWISE REQUESTED. FOR EACH CONTRACT, ONCE AN OPTION IS CHOSEN, IT MAY NOT BE CHANGED.

OPTION A AND OPTION B

MAINSAIL                                                                                               % OF DEPOSITS
      Continuing and Single Sum Deposits for individuals
        Of attained age 75 and under, received:
          In the first contract year ..............................................................        1.00%
          After the first contract year............................................................        0.50%

        Of attained age 76 through 80, received:
          In the first contract year...............................................................        0.50%
          After the first contract year............................................................        0.25%

SPINNAKER Q

      First Year Continuing Deposits and Increases ................................................        1.00%

      Renewal of Continuing Deposits ..............................................................        1.00%

      Single Sum Deposits for individuals of attained age:
        71 and under...............................................................................        1.00%
        72 through 75..............................................................................        0.50%

SPINNAKER NQ FLEX

      Continuing and Single Sum Deposits for individuals
        Of attained age 71 and under, received:
          In the first contract year ..............................................................        1.00%
          After the first contract year............................................................        1.00%
        Of attained age 72 through 75, received:
          In the first contract year...............................................................        0.50%
          After the first  contract year...........................................................        0.50%

SPINNAKER PLUS

      Single Sum Deposits for individuals of attained age:
        71 and under...............................................................................        1.00%
        72 through 75..............................................................................        0.50%

      All eligible subsequent deposits to Spinnaker Plus must be made within six
      (6) months from the Contract Date.

OPTION C : DEPOSIT- BASED WITH TRAIL

TRAIL COMMISSIONS BASED ON CONTRACT VALUES:

Under Option C, a trail commission will be paid based on the full Contract value. For the Spinnaker Series, an annual rate of 10 BASIS POINTS (0.10%) will be paid. For MainSail, an annual rate of 15 BASIS POINTS (0.15%) will be paid. All trail commmissions are paid in monthly installments, beginning with the 13th month of the Contract.

                           DEPOSIT-BASED COMMISSIONS

MAINSAIL                                                                                               % OF DEPOSITS
        All  Deposits  ............................................................................        0.00%

SPINNAKER Q

        First Year Continuing Deposits and Increases: .............................................        1.00%

        Renewal of Continuing Deposits:............................................................        0.20%

        Single Sum Deposits for individuals of attained age:
        71 and under...............................................................................        1.00%
        72 through 75..............................................................................        0.50%

SPINNAKER NQ FLEX

      Continuing and Single Sum Deposits for individuals
        Of attained age 71 and under, received:
          In the first contract year ..............................................................        1.00%
          After the first contract year............................................................        0.20%
        Of attained age 72 through 75, received:
          In the first contract year...............................................................        0.50%
          After the first contract year............................................................        0.10%

SPINNAKER PLUS

      Single Sum Deposits for individuals of attained age:
        71 and under...............................................................................        1.00%
        72 through 75..............................................................................        0.15%

All eligible subsequent deposits to Spinnaker Plus must be made within six (6) months from the Contract Date.

RECALL OF EXPENSE ALLOWANCE

Insurance Agent will repay SAFECO expense allowance, not to exceed amount paid, under the conditions of the Schedule 2-A, base commissions.

Recalls due to withdrawals during the first 12 months of the Contract year shall be reduced by any distribution charges as follows:

1.       Base commission recalls shall be reduced first, and then

2. Expense allowance recalls shall be reduced by the remaining balance, if any, of the distribution charges.


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

For nonrecurring deposits in the second certificate year, expense allowance shall be recalled a the rate of 0.80% for Resource B. For Spinnaker Q and Spinnaker Group, there will be no expense allowance recall applied for nonrecurring deposits, nor for withdrawals in excess of 10% of the Contract value made after the expiration of CDSCP for first year commissions due to Increases.




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